UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 13, 2015

THE AES CORPORATION
(Exact name of Registrant as specified in its charter)

Delaware	001-12291	54-1163725
(State or other jurisdiction of incorporation)	Commission File Number	(IRS Employer Identification No.)

4300 Wilson Boulevard, Suite 1100 Arlington, Virginia		22203
(Address of principal executive offices)		(Zip code)
(703) 522-1315
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 13, 2015, Mr. Zhang Guobao, age 70, resigned from The AES Corporation (“AES” or the “Company”) Board of Directors. The resignation will be effective on February 19, 2015. The Company expresses its appreciation to Mr. Guobao for his service on the Board.

Mr. Guobao was nominated to the AES Board in 2011 by Terrific Investment Corporation (“Investor”), a subsidiary of China Investment Corporation which holds approximately 8% of AES’ outstanding shares, pursuant to the terms of the existing Stockholder Agreement between AES and Investor dated March 12, 2010. The Stockholder Agreement provides that Investor currently has the right, but not the obligation, to nominate a qualified individual to serve on AES’ Board.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE AES CORPORATION (Registrant)

Date: January 20, 2015	By:	/s/ Brian A. Miller

Executive Vice President, General Counsel and Secretary